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                                                                   EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the headings "Selected Historical Financial Information of PFS" and "Experts" in the Proxy Statement/Prospectus that is made part of Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-20811) of Conseco, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 21, 1997, with respect to the consolidated financial statements and financial statement schedules of Pioneer Financial Services, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                                    ERNST & YOUNG LLP

Chicago, Illinois

April 16, 1997